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                                                                   Exhibit 10.26

                                   AGREEMENT


         THIS AGREEMENT, dated August 28, 1997, is made by and between IKON OFFICE SOLUTIONS, INC., an Ohio corporation with its principal offices located at Malvern, Pennsylvania (the "Company"), and ________________________ (the "Executive").

         WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

         WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

         1. Defined Terms.  The definitions of capitalized terms used in this
            -------------
Agreement are provided in the last Section hereof.

         2. Company's Covenants Summarized. In order to induce the Executive to
            ------------------------------
remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 3 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein in the event the Executive's employment with the Company is (or, under the terms of this Agreement, is deemed to have been) terminated following a Change in Control and during the term of this Agreement. Except as provided herein, no amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms of this Agreement, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the term of this Agreement. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employment of the Company.

         3. The Executive's Covenants. The Executive agrees that, subject to the
            -------------------------
terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i)

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a date which is six (6) months from the date of such Potential Change in
Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or retirement under the Company's applicable retirement policies or in accordance with a retirement arrangement between the Executive and the Company, or (iv) the termination by the Company of the Executive's employment for any reason.

         4. Term of Agreement. This Agreement shall commence on the date hereof
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and shall continue in effect for a period of twenty-four (24) months beyond the last day of the month in which a Change in Control occurs.

         5. Compensation Other Than Severance Payments.
            ------------------------------------------

            5.1 Following a Change in Control and during the term of this Agreement, if the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of the relevant period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefits plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

            5.2 If the Executive's employment is terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits to which the Executive is entitled in respect of all periods preceding the Date of Termination under the terms of the Company's compensation and benefits plans, programs or arrangements.

            5.3 If the Executive's employment is terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits to the Executive as such payments become due, to which Executive is entitled as a former employee. Such post- termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements maintained for the benefit of the Company's officers and employees.

            6.   Severance Payments.
                 ------------------
                 6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of the Executive's death or Disability, or (iii) by the Executive without Good Reason. Without limiting the

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foregoing, if the Executive retires voluntarily without Good Reason, such retirement shall be considered a termination by the Executive without Good Reason; however, if the Company requires that the Executive retire or if the Executive retires voluntarily with Good Reason (in either case, other than on account of Cause or Disability) following a Change in Control and during the term of this Agreement, the Executive shall receive Severance Payments according to the terms of this Agreement. For purposes of this Agreement, if preceded by a Potential Change in Control, any of the following events shall be deemed to be a termination of the Executive's employment by the Company without Cause or by the Executive with Good Reason following a Change in Control: (i) the Executive's employment is terminated without Cause and such termination was at the request or direction of or pursuant to negotiations with, a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control, (ii) the Executive terminates his employment with Good Reason and the circumstance or event which constitutes Good Reason occurs at the request or direction of, or pursuant to negotiations with, such Person, or (iii) the Executive's employment is terminated without Cause and such termination is otherwise in connection with or in anticipation of a Change in Control which actually occurs. For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Board determines, by an affirmative vote of not less than three-quarters (3/4) of the voting membership of the Board, that Cause has been established by clear and convincing evidence. In any Board deliberations or votes concerning a determination under this paragraph, Executive shall recuse himself from such deliberations and votes. In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefits otherwise payable to the Executive, the Company shall pay and/or provide to the Executive the following:

                           (A) the Executive's target annual bonus award for
the year in which the Date of Termination occurs, prorated to the Date of Termination, assuming all target performance goals have been or will be achieved;

                           (B) continued group hospitalization, health, dental
care, life or other insurance, travel or accident insurance and disability insurance, for the Separation Period, with coverage substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any amendment to such benefits made subsequent to a Change in Control which amendment adversely affects in any manner the Executive's entitlement to or the amount of such benefits); provided,
                                                                       --------
however, that (i) except as provided in subsection (ii) of this paragraph,
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unless the Executive consents to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to
Section 6.2 hereof), such health insurance benefits shall be provided though a third-party insurer, and provided further (ii) in the event the Company is
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precluded from providing coverage under any such program by applicable law or regulation, it shall provide Executive with a lump-sum payment equal to an amount that would enable Executive after payment of applicable income and employment taxes on such lump-sum amount to purchase comparable coverage. Benefits otherwise receivable by the Executive pursuant to this Section shall be reduced to the extent comparable benefits are actually received by the Executive without cost

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during the Separation Period (and any such benefits actually received by the
Executive shall be reported to the Company by the Executive).

                           (C) an amount equal to the Base Salary and annual
bonus the Executive would have earned if the Executive had continued working for the Company during the Separation Period at the highest annual rate of Base Salary that the Executive achieved before the Date of Termination, and received an annual target percentage bonus for each year and part thereof, at the target potential award level, assuming all target performance goals have been or will be achieved.

                           (D) an amount equal to the excess of (i) the present
value of the benefits to which the Executive would be entitled under the Company's Pension Plan and Company's Supplemental Retirement Plan (and any successor thereto) if the Executive had continued working for the Company during the Separation Period, and the Pension Plan and Supplemental Retirement Plan continued in force during the Separation Period, at the highest annual rate of Base Salary achieved during the Executive's period of actual employment with the Company, over (ii) the present value of the benefits to which the Executive is actually entitled under the Company's Pension Plan and Supplemental Retirement Plan, each computed as of the date of the Executive's Date of Termination, with present values to be determined using the discount rate used by the Pension Benefits Guaranty Corporation to calculate the benefit liabilities under the Pension Plan in the event of a plan termination on the Date of Termination, compounded monthly, the mortality tables prescribed in the Company's Pension Plan for determining actuarial equivalence, and the reduction factor (if any) for early commencement of benefit payment based on the Executive's age on the last day of the Separation Period;

                           (E) an amount equal to the Company's contributions
to which the Executive would have been entitled under the Company's Retirement Savings Plan (or any successor thereto) if the Executive had continued working for the Company and the Retirement Savings Plan continued in force during the Separation Period at the highest annual rate of Base Salary achieved during the Executive's period of actual employment with the Company, and making the maximum amount of employee contributions, if any, as are required under such plans;

                           (F) Notwithstanding any provision of the Company's
LTIP or the Partners' Stock Purchase Plan to the contrary, the Executive shall be fully vested in the Company contributions credited to the Executive under the Partners' Stock Purchase Plan, and the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a measuring period which commenced prior to the Date of Termination under the LTIP but which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date and/or upon achievement of performance goals and which otherwise has not been paid, computed as if all performance goals have been or will be achieved to the maximum extent, in lieu of any payment of such incentive compensation under the LTIP, and without proration; (ii) the amount of a 100% match on purchases made under the Partners' Stock

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Purchase Plan in the year in which the Date of Termination occurs, less the amount of the match actually made under the Partners' Stock Purchase Plan for the portion of the year prior to the Date of Termination; and (iii) the amount of a 100% match on purchases the Executive could have made under the Partners' Stock Purchase Plan during the Separation Period (assuming no increase or decrease in the purchase price under the Plan following the Date of Termination) if the Executive had continued working for the Company and the Partners' Stock Purchase Plan continued in force during the Separation Period at the pay and bonus levels specified in (C) above;

                           (G) Full vesting in all stock options, including
options granted after the date of this Agreement which, to the extent not previously vested, shall be exercisable beginning on the date of the termination upon a Change in Control; and

                           (H) A one-year extension of any loan repayment
obligation under the Company's Partners Loan Program (subject to interest accrual pursuant to the terms of such Plan).

                    6.2 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person (with all such payments and benefits, including the Severance Payments, hereinafter called "Total Payments") will be subject (in whole or in part) to the Excise Tax, then the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or, if inapplicable, the date of the Change of Control, with the relevant date hereinafter referred to as the "Payment Date") net of maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                           (B) For purposes of determining whether any of the
Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, unless in the opinion of tax counsel (the "Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm (the "Auditor") which was, immediately prior to the Change in Control, the Company's independent auditor, such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section

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280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of section 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section 6.2(B) and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. If the Executive disputes the Company's calculations (in whole or in part), the reasonable opinion of Tax Counsel with respect to the matter in dispute shall prevail.

                           (C) In the event that (i) amounts are paid to the
Executive pursuant to subsection (A) of this Section 6.2, and (ii) the Excise Tax is subsequently determined to be less than the amount taken into account hereunder on the Payment Date, the Executive shall repay to the Company, within 90 days following the date on which the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in determining the amount of the Gross-Up Payment at the time of the Payment Date (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment to the Executive in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) within 90 days following the date on which the amount of such excess is finally determined at the rate provided in section 1274(b)(2)(B) of the Code.

                  6.3 The payments provided for in subsections (A), (C), (D),
(E), and (F) of Section 6.1 hereof and Section 6.2 hereof shall be made not later than the twentieth (20th) day following the Date of Termination; provided,
                                                                       --------
however, that if the amounts of such payments, or, if applicable, the Excise
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Tax, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive or, in the case of Gross Payments under Section 6.2 hereof, in accordance with Section 6.2(B) hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or

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other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). In the event the Company should fail to pay when due the amounts described in Section 6.1 hereof, or Subsections (A), (B) and, if applicable, (C), of Section 6.2 hereof, the Executive shall also be entitled to receive from the Company an amount representing interest on any unpaid or untimely paid amounts from the due date, as determined under this Section 6.3, to the date of payment at the rate provided in section 1274(b)(2)(B) of the Code after such due date.

                  6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue relating to the termination of the Executive's employment following a Change in Control (including a termination of Executive's employment following a Potential Change in Control if the Executive alleges in good faith that such termination will be deemed to have occurred following a Change in Control pursuant to
Section 6.1 hereof) or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made as such fees and expenses are incurred by the Executive, but in no event later than five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

            7.    Termination Procedures and Compensation During Dispute.
                  ------------------------------------------------------

                  7.1 Notice of Termination. After a Potential Change in Control
                      ---------------------
or Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purpose of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the voting membership of the Board at a meeting of the Board which considered such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct specifically included in the definition of Cause, and specifying the particulars thereof in detail. In any Board deliberations or votes concerning determinations under this paragraph, Executive shall recuse himself from such deliberations and votes.

                  7.2 Date of Termination. "Date of Termination," with respect
                      -------------------
to any termination of the Executive's employment after a Potential Change in Control or Change in Control and during the term of this Agreement, shall mean
(i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the

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Executive shall not have returned to the full-time performance of the
Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than thirty (30) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

         8.    No Mitigation. The Company agrees that, if the Executive's
               -------------
employment with the Company terminates during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

         9.    Successors; Binding Agreement.
               -----------------------------

               9.1 Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

               9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

         10.   Notices. All notices, requests, demands and other communications
               -------
required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail as follows:

               (a)      To Company:
                        General Counsel
                        IKON Office Solutions, Inc.
                        70 Valley Stream Parkway
                        Malvern, PA  19355



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           (b)      To the Executive:

                    ----------------------
                    ----------------------
                    ----------------------

     11.   Miscellaneous.  All section headings are for convenience only. This
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Agreement may be executed in any number of counterparts, each of when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. It shall not be necessary in marking proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the parties hereto. Unless otherwise required by law, in the event of a conflict between this Agreement and any plan, program, stock option award, LTIP award, or Company policy, the terms of this Agreement shall be controlling. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     12.   Severability.  If any provision of this Agreement or application
           ------------
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

     13.   Source of Payment.  All payments provided for under this Agreement
           -----------------
shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

     14.   Other Duties of the Executive During and After Term.
           ---------------------------------------------------

           14.1  Confidential Information.  Executive acknowledges that by
                 ------------------------
reason of his employment with the Company he has and will hereafter, from time to time during the term of this Agreement, become exposed to and/or become knowledgeable about proposals, plans inventions, practices, systems, programs, formulas, processes, methods, techniques, research, records, supplier sources, customer lists, and other forms of business information which are not

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known to the Company's competitors and which are not recognized as being encompassed within standard business or management practices and which are kept secret and confidential by the Company (the "Confidential Information"). The Executive therefore agrees that at no time during or after the period of his employment by the Company will he disclose or use the Confidential Information except as may be required in the prudent course of business for the benefit of the Company; provided, that no payment required to be made by the Company under the terms of this Agreement after termination of the employment of the Executive shall be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment or reduction by reason of any claim against the Executive based upon breach of the covenant in this Section 14.1 other than upon execution of an unsatisfied judgment rendered by a court of competent jurisdiction.

           14.2  Remedies.  The Company and the Executive confirm that the
                 --------
restrictions contained in Section 14.1 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company and that any violation of any provision of Section 14.1 or 14.2 will result in irreparable injury to the Company. The Executive hereby agrees that, in the event of any breach or threatened breach of the terms or conditions of this Agreement by the Executive, the Company's remedies at law will be inadequate and, in any such event, the Company shall be entitled to commence an action for preliminary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. The Executive further irrevocable consents to the jurisdiction of any Pennsylvania state court or federal court located in the Commonwealth of Pennsylvania over any suit, action or proceeding arising out of or relating to this Section 14.3 and hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The Executive's Agreement as set forth in this Section 14 shall: (x) survive the termination of this Agreement, and continue throughout the duration of the Executive's employment with the Company, except as amended or modified by written agreement of the parties; and (y) survive the Executive's termination of employment with the Company.

           14.3  Modification of Terms.  If any restriction in this Section
                 ---------------------
14 of the Agreement is adjudicated to exceed the time, geographic, service or other limitations permitted by applicable law in any jurisdiction, the Executive agrees that such may be modified and narrowed, either by a court or the Company, to the maximum time, geographic, service or other limitations permitted by applicable law so as to preserve and protect the Company's legitimate business interest, without negating or impairing any other restrictions or undertaking set forth in the Agreement.

     15.   Settlement of Disputes; Arbitration.  Except with respect to actions
           -----------------------------------
for preliminary and permanent injunctive relief and other equitable relief under
Section 14, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the terms of this Section 15. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board

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and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing within thirty (30) days and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within thirty (30) days after notification by the Board that the Executive's claim has been denied. Any further dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation or alleged breach thereof, shall be settled by arbitration in accordance with the Center for Public Resources, Inc. Non-Administered Arbitration Rules (or such other rules as may be agreed upon by the Executive and the Company), by three arbitrators, none of whom shall be appointed by either party. The arbitration shall be governed by United States Arbitration Act 9 U.S.C. (S). 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be Philadelphia, Pennsylvania. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     16.   Survival of Benefits.  Any Section of this Agreement which provides
           --------------------
a benefit to the Executive and which does not expressly provide for its termination upon the expiration of the term of the Agreement shall survive the expiration of the term and the obligation to provide benefits to the Executive as set forth in such Section shall remain binding upon the Company until such time as the Executive's employment relationship with the Company is terminated and the benefits provided under such Section are paid in full to the Executive.

     17.   No Attachment.  Except as required by law, no right to receive
           -------------
payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section
                                --------  -------
17 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive of his estate and their assigning any rights hereunder to the person or persons entitled thereto.

     18.   Governing Law.  The validity, interpretation, performance, and
           -------------
enforcement of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, and Executive consents to the jurisdiction of the state and federal courts of Pennsylvania in any dispute arising under this Agreement.

     19.   Definitions.  For purposes of this Agreement, the following terms
           -----------
shall have the meanings indicated below:

           (A) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

           (B) "Base Salary" shall mean the annual base salary of the Executive at the time of reference.

           (C) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

           (D)   "Board" shall mean the Board of Directors of the Company.

           (E) "Cause" for termination by the Company of the Executive's employment shall mean a judicial determination that the Executive has committed fraud, misappropriation or embezzlement against the Company; or a nonappealable conviction of, or entry of a plea of nolo contendere for, an act by the Executive constituting a felony or misdemeanor which, as determined by the Board in the good faith, constitutes a crime involving moral turpitude and results in material harm to the Company. In the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Board determines by a vote of not less than three-quarters (3/4) of its voting membership that Cause has been established by clear and convincing evidence as provided in Section 7.1. Any dispute by the Executive of a Board determination under this paragraph shall be resolved in accordance with Section 15 hereof.

           (F) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                 (i) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of 15% or more of either the then outstanding shares of common stock of the Company; or

                 (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

                 (iii) the Company consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of the Company), or any other person consolidates with, or merges with or into, the Company, and, in connection therewith, all or part of the outstanding shares of common stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

                 (iv) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (x) aggregating more than 50% of the assets (measured by either book value or fair market value) or (y) generating more than 50% of the operating income or cash flow of the Company and its subsidiaries (taken as a whole) to any other Person or group of Persons.

                 Notwithstanding the foregoing, no "Change in Control Event" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

           (G) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes references to any comparable or succeeding provision of any legislation which amends, supplements, or replaces such section or subsection.

           (H) "Company" shall mean IKON Office Solutions, Inc. and, except in determining under Section 19(F) hereof whether or not any Change in Control of the Company has occurred, shall include its subsidiaries and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

           (I)   "Date of Termination" shall have the meaning stated in Section
7.2 hereof.

           (J) "Disability" shall mean termination by the Company of the Executive's employment upon or following Executive's commencement of benefits under the Company's long-term disability plan.

           (K) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

           (L) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

           (M) "Executive" shall mean the individual named in the first paragraph of this Agreement.

           (N) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or after any Potential Change in Control under the circumstances described in the second sentence of Section 6.1 hereof of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI),
(VII) or (VIII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                 (I) the assignment to the Executive of duties inconsistent with the Executive's status as a senior executive officer of the Company or a substantial alteration in the nature or status of the Executive's responsibilities other than any such alteration primarily attributable to the fact that the Company may no longer be a public company;

                 (II) a reduction by the Company in the Executive's Base Salary as in effect on the date of the Potential Change of Control or as the same may be increased from time to time;

                 (III) the relocation of the Company's principal executive offices to a location more than 15 miles from the then location of such offices without the Executive's written consent or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

                 (IV) the failure by the Company to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven
           (7) days of the date such compensation is due after written demand from the Executive has been received therefor;

                 (V) the failure by the Company to continue in effect any compensation plan which the Executive participates immediately prior to the Change in Control or Potential Change in Control which is material to the Executive's total compensation, including but not limited to the Company's stock option, incentive compensation, deferred compensation, stock purchase, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control or the Potential Change in Control;

                 (VI) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control or Potential Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control or a Potential Change in Control, or the failure by the Company to maintain a vacation policy with respect to the Executive that is at least as favorable as the vacation policy (whether formal or informal) in place with respect to the Executive immediately prior to the Change in Control or Potential Change in Control; or

                 (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective; or

                 (VIII) any breach by the Company of any material provision of this Agreement.

If the Executive's employment has not terminated on account of Disability, the Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Board determines by an affirmative vote of not less than three-quarters (3/4) of the voting membership of the Board, by clear and convincing evidence, that Good Reason does not exist. In any Board deliberations or votes concerning a determination under the paragraph, Executive shall recuse himself from such deliberations and votes. Any dispute by the Executive of a Board determination under this provision shall be resolved in accordance with
Section 15.

           (O)   "Gross-Up Payment" shall have the meaning set forth in Section
6.2 hereof.

           (P)   "Notice of Termination" shall have the meaning stated in
Section 7.1 hereof.

           (Q) "Pension Plan" shall mean any tax-qualified, supplemental or excess benefit pension plan maintained by the Company which is designed to provide the Executive with supplemental retirement benefits.

           (R) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

           (S) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                 (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                 (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

                 (III) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

           (T) "Separation Period" shall mean the two-year period (or such longer period as the Human Resources Committee of the Board may determine) beginning on the Date of Termination.

           (U)   "Severance Payments" shall mean those payments described in
Section 6.1 hereof.

           (V)   "Total Payments" shall mean those payments described in Section
6.2 hereof.

                                       IKON OFFICE SOLUTIONS, INC.


                                       By:
                                          --------------------------------------

                                       -----------------------------------------
                                                       [Executive]